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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF OWNERSHIP
                                      OF
                     PLASMA & MATERIALS TECHNOLOGIES, INC.


          Gregor A. Campbell and John W. La Valle certify that:

          1. They are the President and the Secretary, respectively, of Plasma & Materials Technologies, Inc., a California corporation.

          2. This corporation owns all the outstanding shares of Trikon Technologies, Inc., a California corporation.

          3. The Board of Directors of this corporation duly adopted the following resolution:

               RESOLVED, that this corporation merge Trikon Technologies, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110 of the California Corporations Code; and

               RESOLVED FURTHER, that, pursuant to and effective upon such merger, Article I of the Articles of Incorporation of this corporation shall be amended to provide as follows:

               "The name of the Corporation is Trikon Technologies, Inc."

          4. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

               "The name of this corporation is Trikon Technologies, Inc."

          5. The foregoing amendment of the Articles of Incorporation of this corporation provides only for the change of the name of the surviving corporation in a merger pursuant to Section 1110 of the California Corporations Code, and requires no shareholder approval.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:   March 19, 1997
        --------

                                /s/ Gregor A. Campbell
                              -----------------------------
                              Gregor A. Campbell, President


                                /s/ John W. LaValle
                              --------------------------
                              John W. LaValle, Secretary